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                                                                   Exhibit 11(a)

                EMONS TRANSPORTATION GROUP, INC. AND SUBSIDIARIES
                         EARNINGS PER SHARE CALCULATION

                                                                                                         Fully
                                                                                      Primary           Diluted
                                                                                        EPS               EPS
 Year Ended June 30, 1997                                                          -------------      ------------
 ------------------------
      A.   Average number of common shares outstanding                                5,757,238         5,757,238
      B.   Average number of common share equivalents assuming
               conversion of options (calculated using the treasury method)             523,987           557,645
                                                                                   -------------     -------------
      C.   Subtotal                                                                   6,281,225         6,314,883
      D.   Average number of common share equivalents assuming
               conversion of convertible preferred stock                              1,498,728         1,498,728
                                                                                   -------------     -------------
      E.   Total average common share and common share equivalents                    7,779,953         7,813,611

      F.   Net income                                                               $   773,793       $   773,793
      G.   Preferred dividend requirements                                              233,135           233,135
                                                                                   -------------     -------------
      H.   Earnings applicable to common stock                                      $   540,658       $   540,658
                                                                                   =============     =============
      I.   Earnings per share - no conversion of preferred stock (H/C)              $      0.09       $      0.09 (1)
      J.   Earnings per share - assuming conversion of preferred stock (F/E)               0.10 (1)          0.10 (1)
 Year Ended June 30, 1996
 ------------------------
      A.   Average number of common shares outstanding                                5,695,259         5,695,259
      B.   Average number of common share equivalents assuming
               conversion of options (calculated using the treasury method)             376,962           438,143
                                                                                   -------------     -------------
      C.   Subtotal                                                                   6,072,221         6,133,402
      D.   Average number of common share equivalents assuming
               conversion of convertible preferred stock                              1,528,440         1,528,440
                                                                                   -------------     -------------
      E.   Total average common share and common share equivalents                    7,600,661         7,661,842

      F.   Net income                                                               $   469,501        $  469,501
      G.   Preferred dividend requirements                                              237,757           237,757
                                                                                   -------------     -------------
      H.   Earnings applicable to common stock                                      $   231,744        $  231,744
                                                                                   =============     =============
      I.   Earnings per share - no conversion of preferred stock (H/C)              $      0.04        $      0.04 (1)
      J.   Earnings per share - assuming conversion of preferred stock (F/E)               0.06 (1)           0.06 (1)
 Year Ended June 30, 1995
 ------------------------
      A.   Average number of common shares outstanding                             5,679,501         5,679,501
      B.   Average number of common share equivalents assuming
               conversion of options (calculated using the treasury method)          125,872           142,293
                                                                                -------------     -------------
      C.   Subtotal                                                                5,805,373         5,821,794
      D.   Average number of common share equivalents assuming
               conversion of convertible preferred stock                           1,554,295         1,554,295
                                                                                -------------     -------------
      E.   Total average common share and common share equivalents                 7,359,668         7,376,089

      F.   Net income                                                            $   766,077       $   766,077
      G.   Preferred dividend requirements                                           241,773           241,773
                                                                                -------------     -------------
      H.   Earnings applicable to common stock                                   $   524,304       $   524,304
                                                                                =============     =============
      I.   Earnings per share - no conversion of preferred stock (H/C)           $      0.09       $      0.09 (1)
      J.   Earnings per share - assuming conversion of preferred stock (F/E)            0.10 (1)          0.10 (1)
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                       (1) Not material or anti-dilutive.